Exhibit 99.1
Asana Announces Fourth Quarter and Fiscal Year 2025 Results

Q4 revenue in-line with guidance; exceeded high end of guidance adjusted for currency impact
Achieved full year of positive operating cash flow and free cash flow
Q4 GAAP operating margin improved 590bps year over year; Q4 Non-GAAP operating margin improved 820bps year over year

March 10, 2025 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading enterprise work management platform, today reported financial results for its fourth quarter and fiscal year ended January 31, 2025.

“The early momentum with AI Studio has exceeded our expectations, with initial proof points confirming its transformative potential, including strong early customer adoption across segments and geographies, rapidly growing credit usage and a multi-million dollar pipeline," said Dustin Moskovitz, co-founder and chief executive officer of Asana. "As AI becomes an integral part of how work gets done, Asana is uniquely positioned to capitalize on this massive opportunity, providing a structured and intuitive framework that enables more effective human-AI coordination at scale. The introduction of AI Studio strengthens our ability to deliver on our core workflows and meaningfully expands our addressable market to new workflows.”

"FY25 was a pivotal year for Asana, with stabilization across key metrics, our emergence as a multi-product company, achieving over 800 basis point improvement in Q4 non-GAAP operating margin and positive free cash flow for the full year—a major milestone on our path to sustained profitable growth," said Sonalee Parekh, Chief Financial Officer of Asana. "The efficiencies and productivity gains we've unlocked are not only driving an additional 1,000 basis point plus improvement in FY26 non-GAAP operating margin and setting the stage for non-GAAP profitability starting in Q1 FY26, but also enabling us to reinvest in high-growth areas like AI Studio, channel, and initiatives that strengthen customer adoption and engagement. These investments we expect will improve net retention and drive long-term growth acceleration."

Fourth Quarter Fiscal 2025 Financial Highlights

•Revenues: Revenues were $188.3 million, an increase of 10% year over year. Revenues adjusted for the impact of foreign exchange rates were $189.1 million, an increase of 10.5% year over year.
•Operating Loss: GAAP operating loss was $63.6 million, or 34% of revenues, compared to GAAP operating loss of $67.9 million, or 40% of revenues, in the fourth quarter of fiscal 2024. Non-GAAP operating loss was $1.7 million, or 1% of revenues, compared to non-GAAP operating loss of $15.6 million, or 9% of revenues, in the fourth quarter of fiscal 2024.
•Net Loss: GAAP net loss was $62.3 million, compared to GAAP net loss of $62.4 million in the fourth quarter of fiscal 2024. GAAP net loss per share was $0.27, compared to GAAP net loss per share of $0.28 in the fourth quarter of fiscal 2024. Non-GAAP net loss was $0.4 million, compared to non-GAAP net loss of $10.1 million in the fourth quarter of fiscal 2024. Non-GAAP net loss per share was $0.00, compared to non-GAAP net loss per share of $0.04 in the fourth quarter of fiscal 2024.
•Cash Flow: Cash flows from operating activities were $15.9 million, compared to negative $15.3 million in the fourth quarter of fiscal 2024. Free cash flow was $12.3 million, compared to negative $17.0 million in the fourth quarter of fiscal 2024.

Exhibit 99.1
Fiscal 2025 Financial Highlights

•Revenues: Revenues were $723.9 million, an increase of 11% year over year.
•Operating Loss: GAAP operating loss was $266.7 million, or 37% of revenues, compared to GAAP operating loss of $270.0 million, or 41% of revenues, in fiscal 2024. Non-GAAP operating loss was $40.8 million, or 6% of revenues, compared to non-GAAP operating loss of $58.1 million, or 9% of revenues, in fiscal 2024.
•Net Loss: GAAP net loss was $255.5 million, compared to GAAP net loss of $257.0 million in fiscal 2024. GAAP net loss per share was $1.11, compared to GAAP net loss per share of $1.17 in fiscal 2024. Non-GAAP net loss was $29.6 million, compared to non-GAAP net loss of $45.1 million in fiscal 2024. Non-GAAP net loss per share was $0.13, compared to non-GAAP net loss per share of $0.20 in fiscal 2024.
•Cash Flow: Cash flows from operating activities were $14.9 million, compared to negative $17.9 million in fiscal 2024. Free cash flow was $2.6 million, compared to negative $31.1 million in fiscal 2024.

Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 24,062 in Q4, an increase of 11% year over year. Revenues from Core customers in Q4 grew 11% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q4 grew to 726, an increase of 20% year over year.
•Overall dollar-based net retention rate in Q4 was 96%.
•Dollar-based net retention rate for Core customers in Q4 was 97%.
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q4 was 96%.
•Announced Asana AI’s integration with AWS’ Q Business in the main product keynote at AWS re:Invent 2024 - the integration transforms how employees work allowing them to find information in other third party applications without having to leave Asana.
•Recognized as a Leader in the 2024 Gartner® Magic Quadrant™ for Collaborative Work Management (CWM).
•Recognized as a Leader in the IDC MarketScape for Team Collaboration Applications
•Hosted Asana’s Work Innovation Summit event in London and Frankfurt – diving into how Asana is shaping the new era of work with partners, customers, thought leaders, and more.
•Received six top industry awards in G2’s annual Best Software Awards - including #3 for Best Software Products and #2 for Best Project Management Software Products based on customer satisfaction scores and market presence data.
•Hosted the first in a series of AI Studio Sessions - immersive in-person training workshops where customers get hands-on experience building Smart workflows in AI Studio.
•Announced Strategic Partnership with Datacom to Enhance Enterprise Solutions for ANZ Customers.

Financial Outlook

For the first quarter of fiscal 2026, Asana expects:

•Revenues of $184.5 million to $186.5 million, representing year over year growth of 7% to 8%.
•Non-GAAP operating profit of $2.0 million to $3.0 million, with 1% to 2% operating margin.

Exhibit 99.1
•Non-GAAP net income per share of $0.02, assuming diluted weighted average shares outstanding of approximately 245 million.

For fiscal 2026, Asana expects:

•Revenues of $782.0 million to $790.0 million, representing year over year growth of 8% to 9%.
•Non-GAAP operating margin of at least 5%.
•Non-GAAP net income per share of $0.19 to $0.20, assuming diluted weighted average shares outstanding of approximately 247 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and fiscal year 2025 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, the expected benefits of AI Studio, including our expectations regarding revenue to be generated by AI Studio, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches, Asana’s outlook for the fiscal quarter ending April 30, 2025 and the full fiscal year ending January 31, 2026, Asana’s outlook for the expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana

Exhibit 99.1
participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow, adjusted free cash flow, and revenues adjusted for the impact of foreign currency are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes the following adjustments and exclusions from its non-GAAP financial measures are useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash expenses. Non-cash expenses include charges for impairment of long-lived assets. We believe the exclusion of certain non-cash items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.

Exhibit 99.1
•Restructuring related costs (benefits). These charges are associated with the re-alignment of our organization to meet business needs, top strategic priorities, and key growth opportunities. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business, to facilitate comparison of our results to those of peer companies, and to facilitate comparison over multiple periods.
•Revenues adjusted for the impact of foreign currency. Calculated by applying the comparative prior period average exchange rates to revenue recognized on invoices billed in currencies other than United States dollars in the current period. Asana provides revenues adjusted for the impact of foreign exchange rates as a framework for assessing how our underlying business performed from period to period, excluding the effects of foreign currency fluctuations. The growth rates for revenues adjusted for the impact of foreign currency are calculated by comparing the revenues adjusted for the impact of foreign currency in the current period to the GAAP revenue from the comparable prior period.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measures of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, and adjusted free cash flow, which is defined as free cash flow plus costs paid related to restructuring. Asana believes free cash flow and adjusted free cash flow are important liquidity measures of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow and adjusted free cash flow are useful to investors as liquidity measures because they measure Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow and adjusted free cash flow as compared to net cash from operating activities, including that free cash flow and adjusted free cash flow exclude capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues

Exhibit 99.1
from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana, a leading enterprise work management platform, is where work connects to goals. Over 169,000 customers like Amazon, Accenture, Morningstar, Anthropic and Suzuki rely on Asana to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profiles (@asana and @moskov) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenues	$188,334	$171,135	$723,876	$652,504
Cost of revenues(1)	19,604	17,392	77,193	64,524
Gross profit	168,730	153,743	646,683	587,980
Operating expenses:
Research and development(1)	84,239	82,973	341,467	324,688
Sales and marketing(1)	102,261	103,921	419,950	391,955
General and administrative(1)	45,819	34,797	152,001	141,334
Total operating expenses	232,319	221,691	913,418	857,977
Loss from operations	(63,589)	(67,948)	(266,735)	(269,997)
Interest income and other income (expense), net	3,578	7,314	19,647	20,624
Interest expense	(852)	(1,005)	(3,683)	(3,952)
Loss before provision for income taxes	(60,863)	(61,639)	(250,771)	(253,325)
Provision for income taxes	1,436	759	4,765	3,705
Net loss	$(62,299)	$(62,398)	$(255,536)	$(257,030)
Net loss per share:
Basic and diluted	$(0.27)	$(0.28)	$(1.11)	$(1.17)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	231,380	224,300	229,472	220,406
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Cost of revenues	$357	$372	$1,387	$1,549
Research and development	27,081	28,691	115,953	112,619
Sales and marketing	15,986	15,779	64,320	59,217
General and administrative	7,145	7,007	29,611	29,033
Total stock-based compensation expense(1)	$50,569	$51,849	$211,271	$202,418

__________________
(1)The table above includes $0.8 million of stock-based compensation expense for the three and twelve months ended January 31, 2025 that was incurred as a result of the restructuring approved in the fourth quarter of fiscal 2025.

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31, 2025	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$184,728	$236,663
Marketable securities	282,156	282,801
Restricted cash	136	—
Accounts receivable, net	87,567	88,327
Prepaid expenses and other current assets	46,154	51,925
Total current assets	600,741	659,716
Property and equipment, net	95,836	96,543
Operating lease right-of-use assets	166,545	181,731
Other assets	28,293	23,970
Total assets	$891,415	$961,960
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,922	$6,907
Accrued expenses and other current liabilities	83,031	75,821
Deferred revenue, current	300,798	265,306
Operating lease liabilities, current	22,066	19,179
Total current liabilities	415,817	367,213
Term loan, net	39,291	43,618
Deferred revenue, noncurrent	2,005	5,916
Operating lease liabilities, noncurrent	201,733	215,084
Other liabilities	5,046	3,733
Total liabilities	663,892	635,564
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,059,848	1,821,216
Accumulated other comprehensive loss	(3,851)	(236)
Accumulated deficit	(1,828,476)	(1,494,586)
Total stockholders’ equity	227,523	326,396
Total liabilities and stockholders’ equity	$891,415	$961,960

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(62,299)	$(62,398)	$(255,536)	$(257,030)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for expected credit losses	2,165	1,068	3,190	3,140
Depreciation and amortization	4,813	3,937	17,543	14,344
Amortization of deferred contract acquisition costs	6,718	6,001	25,907	21,972
Stock-based compensation expense	50,569	51,849	211,271	202,418
Net accretion of discount on marketable securities	(864)	(1,823)	(5,510)	(3,391)
Non-cash lease expense	4,439	4,092	17,967	18,090
Impairment of long-lived assets	6,785	—	6,785	5,009
Amortization of discount on revolving credit facility and term loan issuance costs	31	31	122	122
Changes in operating assets and liabilities:
Accounts receivable	(25,271)	(21,778)	(4,661)	(9,527)
Prepaid expenses and other current assets	(4,575)	(11,830)	(20,427)	(25,594)
Other assets	194	(1,210)	(4,400)	(468)
Accounts payable	(167)	(4,181)	4,443	(569)
Accrued expenses and other liabilities	18,012	11,679	6,604	(5,206)
Deferred revenue	20,661	15,780	31,581	37,623
Operating lease liabilities	(5,356)	(6,554)	(19,954)	(18,864)
Net cash provided by (used in) operating activities	15,855	(15,337)	14,925	(17,931)
Cash flows from investing activities
Purchases of marketable securities	(67,820)	(34,821)	(234,448)	(319,133)
Sales of marketable securities	—	6	—	18
Maturities of marketable securities	44,996	17,500	240,601	43,141
Purchases of property and equipment	(1,505)	(500)	(5,569)	(7,721)
Capitalized internal-use software costs	(2,011)	(1,115)	(6,713)	(5,440)
Net cash used in investing activities	(26,340)	(18,930)	(6,129)	(289,135)
Cash flows from financing activities
Repayment of term loan	(625)	(625)	(2,500)	(3,125)
Repurchases of common stock	(4,485)	—	(78,354)	—
Proceeds from exercise of stock options	5,217	987	9,101	4,843
Proceeds from employee stock purchase plan	—	—	13,665	15,069
Taxes paid related to net share settlement of equity awards	—	(3)	(5)	(10)
Net cash provided by (used in) financing activities	107	359	(58,093)	16,777
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(1,846)	2,257	(2,502)	389
Net decrease in cash, cash equivalents, and restricted cash	(12,224)	(31,651)	(51,799)	(289,900)
Cash, cash equivalents, and restricted cash
Beginning of period	197,088	268,314	236,663	526,563
End of period	$184,864	$236,663	$184,864	$236,663

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$168,730	$153,743	$646,683	$587,980
Plus: stock-based compensation and related employer payroll tax associated with RSUs	363	376	1,415	1,585
Non-GAAP gross profit	$169,093	$154,119	$648,098	$589,565
GAAP gross margin	89.6%	89.8%	89.3%	90.1%
Non-GAAP adjustments	0.2%	0.3%	0.2%	0.3%
Non-GAAP gross margin	89.8%	90.1%	89.5%	90.4%
Reconciliation of operating expenses
GAAP research and development	$84,239	$82,973	$341,467	$324,688
Less: stock-based compensation and related employer payroll tax associated with RSUs	(27,019)	(28,981)	(117,916)	(115,397)
Adjustment for: restructuring (costs) benefit	(2,492)	—	(2,492)	—
Non-GAAP research and development	$54,728	$53,992	$221,059	$209,291
GAAP research and development as percentage of revenue	44.7%	48.5%	47.2%	49.8%
Non-GAAP research and development as percentage of revenue	29.1%	31.5%	30.5%	32.1%

GAAP sales and marketing	$102,261	$103,921	$419,950	$391,955
Less: stock-based compensation and related employer payroll tax associated with RSUs	(16,035)	(15,891)	(65,269)	(60,329)
Adjustment for: restructuring (costs) benefit	(1,241)	—	(1,241)	173
Non-GAAP sales and marketing	$84,985	$88,030	$353,440	$331,799
GAAP sales and marketing as percentage of revenue	54.3%	60.7%	58.0%	60.1%
Non-GAAP sales and marketing as percentage of revenue	45.1%	51.4%	48.8%	50.9%

GAAP general and administrative	$45,819	$34,797	$152,001	$141,334
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,185)	(7,089)	(30,089)	(29,725)
Less: impairment of long-lived assets	(6,785)	—	(6,785)	(5,009)
Adjustment for: restructuring (costs) benefit	(741)	—	(741)	(26)
Non-GAAP general and administrative	$31,108	$27,708	$114,386	$106,574
GAAP general and administrative as percentage of revenue	24.3%	20.3%	21.0%	21.7%
Non-GAAP general and administrative as percentage of revenue	16.5%	16.2%	15.8%	16.3%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(63,589)	$(67,948)	$(266,735)	$(269,997)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	50,602	52,337	214,689	207,036
Plus: impairment of long-lived assets	6,785	—	6,785	5,009
Adjustment for: restructuring costs (benefit)(1)	4,474	—	4,474	(147)
Non-GAAP loss from operations	$(1,728)	$(15,611)	$(40,787)	$(58,099)
GAAP operating margin	(33.8)%	(39.7)%	(36.8)%	(41.4)%
Non-GAAP adjustments	32.9%	30.6%	31.2%	32.5%
Non-GAAP operating margin	(0.9)%	(9.1)%	(5.6)%	(8.9)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Reconciliation of net loss
GAAP net loss	$(62,299)	$(62,398)	$(255,536)	$(257,030)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	50,602	52,337	214,689	207,036
Plus: impairment of long-lived assets	6,785	—	6,785	5,009
Adjustment for: restructuring costs (benefit)(1)	4,474	—	4,474	(147)
Non-GAAP net loss	$(438)	$(10,061)	$(29,588)	$(45,132)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.27)	$(0.28)	$(1.11)	$(1.17)
Non-GAAP adjustments to net loss	0.27	0.24	0.98	0.97
Non-GAAP net loss per share, basic	$—	$(0.04)	$(0.13)	$(0.20)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	231,380	224,300	229,472	220,406

_______________
(1)Restructuring costs for the three and twelve months ended January 31, 2025 were composed of severance and related charges of $3.7 million and stock-based compensation expense of $0.8 million. These charges are related to the restructuring plan approved in the fourth quarter of fiscal 2025.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Computation of free cash flow and adjusted free cash flow
Net cash used in investing activities	$(26,340)	$(18,930)	$(6,129)	$(289,135)
Net cash provided by (used in) financing activities	$107	$359	$(58,093)	$16,777
Net cash provided by (used in) operating activities	$15,855	$(15,337)	$14,925	$(17,931)
Less: purchases of property and equipment	(1,505)	(500)	(5,569)	(7,721)
Less: capitalized internal-use software costs	(2,011)	(1,115)	(6,713)	(5,440)
Free cash flow	$12,339	$(16,952)	$2,643	$(31,092)
Plus: restructuring costs paid	—	—	—	707
Adjusted free cash flow	$12,339	$(16,952)	$2,643	$(30,385)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Computation of revenue adjusted for impact of foreign currency
GAAP revenue	$188,334	$171,135	$723,876	$652,504
Adjustment for: impact of foreign currency	735	(344)	624	(669)
Revenue adjusted for impact of foreign currency	$189,069	$170,791	$724,500	$651,835